Exhibit 99.1

Quepasa Corporation Reports Record Fourth Quarter and
Full Year 2011 Results

NEW HOPE, PA – March 1, 2012 – Quepasa Corporation (NYSE Amex: QPSA), the public market leader for social discovery and owner of North-American platform myYearbook and Latin-American platform Quepasa, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2011.

●	Record 2011 revenue of $11.9 million, up 96% year-over-year
o	Combined 2011 revenue of $36.8 million, a non-GAAP financial measure
●	Record 4Q revenue of $6.3 million, up 240% year-over-year
o	Combined 4Q revenue of $9.8 million, a non-GAAP financial measure
●	Completion of myYearbook merger creates the public-market leader in social discovery
●	Record visits, page views, and mobile traffic

“We are pleased to share the Quepasa – myYearbook consolidated financial results for the first time,” commented CEO John Abbott.  “The myYearbook merger was an important milestone for us as we became the largest publicly traded social discovery pure play. Quepasa is well positioned to capitalize on this leadership position to build the leading social network for meeting new people. In addition to the financial benefits of the merger, as reflected by our significant growth in revenue, we are looking forward to enhancing our growth trajectory in the upcoming quarters by offering the myYearbook web and mobile products to our Latin American user base.”

On November 10, 2011, Quepasa Corporation and Insider Guides, Inc., owner of social network myYearbook, merged. The fourth quarter and fiscal year GAAP financial results for Quepasa Corporation reflect contributions from myYearbook from the date of the merger.  See Use of Non-GAAP Financial Information below with respect to the presentation and use of non-GAAP information.

Fourth Quarter 2011 Financial Highlights

●
Revenue: Quepasa revenue for the fourth quarter, which included the benefit of just over seven weeks of contributions from myYearbook, was $6.3 million, up 240% from the $1.9 million recorded in the same period in 2010.

●
Net Loss: Quepasa net loss allocable to common shareholders for the fourth quarter was $5.5 million or $0.20 per share, an increase from a net loss allocable to common shareholders of $1.8 million or $0.13 per share in the same period in 2010. Quepasa’s adjusted EBITDA loss for the fourth quarter of 2011 was $1.0 million or $0.04 per share, a $0.6 million increase from the $0.4 million loss, or $0.03 per share, for the same period in 2010. (See the important discussion about the presentation of EBITDA and adjusted EBITDA loss, non-GAAP financial measures, and a reconciliation to the most directly comparable GAAP financial measure, below.)

Full Year 2011 Financial Highlights

●	Revenue: Quepasa 2011 revenues totaled $11.9 million, up 96% from the $6.1 million reported for 2010. (See Important Disclosures below regarding revenue sources.)

●
Net Loss: Quepasa reported a net loss allocable to common shareholders of $12.8 million or $0.67 per share for fiscal 2011, up from $6.8 million or $0.52 per share reported in fiscal 2010. Quepasa’s adjusted EBITDA loss totaled $3.3 million or $0.18 per share, a decline from the $0.0 million or $0.00 per share adjusted EBITDA profit reported in fiscal year 2010. (See the important discussion about the presentation of EBITDA and adjusted EBITDA loss, non-GAAP financial measures, and a reconciliation to the most directly comparable GAAP financial measure, below.)

●
Balance Sheet: Quepasa cash and cash equivalents totaled $8.3 million at December 31, 2011, down from $13.5 million at December 31, 2010. The year-over-year decline is predominantly the result of proceeds used for the cash component of the myYearbook merger and cash investments in Quepasa Games, which were partially offset by the sale of preferred and common stock in connection with the closing of the merger.

Operating and Business Highlights

“The company has made good progress towards integration of myYearbook and Quepasa,” noted COO Geoff Cook. “The Los Angeles office was closed and the Mexico office was reduced by two dozen people.  Key people from both offices are in the process of moving to the company’s new headquarters in New Hope, Pennsylvania to help us execute our plan of combining all of our users onto a single platform.  We’ve also experienced dramatic 300% growth in mobile users in 2011, and we are excited to have announced last week the launch of a mobile virtual currency into our mobile products.”

●	As of December 31, 2011 registered users increased to 78.1 million, up from the 27.3 million reported at the end of the fourth quarter of 2010.

●
Monthly Active Users (MAU) on our web properties totaled 4.1 million on average per month in the fourth quarter of 2011, up from the 2.8 million MAU in the same period in 2010.  Web MAU were up sequentially from 1.6 million in the third quarter of 2011.  Quepasa Games, which launched in May 2011, added an additional 2.1 million MAU (6.2 million total for all properties) to the fourth quarter total.

●
Page views totaled 5.43 billion in the fourth quarter of 2011, up from the 521 million page views in the same period of 2010. Sequentially, page views were up in the fourth quarter of 2011 from the 0.58 billion in the third quarter of 2011.

●
Visits totaled 192.5 million in the fourth quarter of 2011, up from the 63.6 million visits in the same period of 2010. Visits were up sequentially as well, from the 30.2 million in the third quarter of 2011.

●	Quepasa completed its merger with myYearbook, creating the public market leader for social discovery.

●
During the fourth quarter, Quepasa enhanced its management team with the additions of Fred Beckley as General Counsel and Executive Vice President of Business Affairs, and Robin Shallow as Executive Vice President of Communications and Public Relations.

●	myYearbook surpassed 50% of its traffic accessing on mobile devices, and launched the tablet application myYearbook for iPad, which is now available in the iTunes App Store.

●	myYearbook launched credits on the web in December, and on mobile devices in February 2012.

Summary Financial Information and Operational Metrics (1)

	2010	2011	Change
4Q Financial Highlights (millions)
Revenue – Advertising	$1.8	$5.1	175.2%
Revenue – Virtual Currency	$0.0	$1.2	20584%
Revenue – Total	$1.9	$6.3	240%
Net Loss Allocable To Common Shareholders	$(1.8)	$(5.5)	205%
EBITDA (Loss)	$(0.4)	$(3.2)	621.2%
Adjusted EBITDA (Loss)	$(0.4)	$(1.0)	124.9%

Full Year Financial Highlights (millions)
Revenue – Advertising	$6.0	$9.9	62.9%
Revenue – Virtual Currency	$0.0	$2.0	34026%
Revenue – Total	$6.1	$11.9	96%
Net Loss Allocable To Common Shareholders	$(6.8)	$(12.8)	92%
EBITDA	$0.0	$(6.7)	n/a
Adjusted EBITDA (Loss)	$0.0	$(3.3)	n/a

Q4 Web and Mobile Metrics (millions)	4Q 2010	4Q 2011	Change
Registered Users – New in Q4	6.5	2.7	-58%
Registered Users – Cumulative	27.3	78.1	187%
Monthly Active Users (MAU) – Average	2.8	4.1	49%
Total Visits (2)	63.6	192.5	202%
Total Page Views (2)	520.9	5,431.6	943%

Quepasa Games Metrics (millions)
Wonderful City Installs – New	n/a	1.3	n/a
Wonderful City Installs – Cumulative	n/a	6.5	n/a
Wonderful City – MAU Average	n/a	2.1	n/a

Reconciliation of Combined Revenue (mm)(3)	4Q 2011	Full Year 2011
Quepasa Corporation - As Reported	$6.3	$11.9
myYearbook – pre-merger	$3.5	$24.9
Combined Revenue	$9.8	$36.8

(1)	Reflects contributions from myYearbook from the date of the merger and figures may not total due to rounding

(2)	Excludes iOS application and device metrics

(3)	See Use of Non-GAAP Financial Information below for important disclosure on combined revenue

Conference Call Details

The Company plans to host a conference call to discuss its fourth quarter and 2011 financial results on Thursday, March 1, 2012, at 4:30 p.m. ET. The conference call can be accessed by dialing toll-free 1-877-941-8416 (U.S.) or 1-480-629-9808 (International). A replay of the call will be available after 7:30 p.m. ET on the same day and until 11:59 p.m. ET April 1, 2012. Toll-free replay number: 1-877-870-5176, International replay number: 1-858-384-5517, Replay pin number: 4515549. A replay of the call will also be available at the Investors section of quepasacorp.com for one year.

QUEPASA CORPORATION AND SUBSIDIARIES
 Consolidated Balance Sheets

	December 31,	December 31,
	2011	2010
Assets
Current Assets
Cash and cash equivalents	$8,271,787	$13,546,572
Accounts receivable, net of allowance of $270,210 and $16,000, at December 31, 2011 and 2010, respectively	10,436,067	1,361,024
Notes receivable - current portion, including $559 and $3,633 of accrued interest, at December 31, 2011 and 2010, respectively	169,955	314,221
Prepaid expenses and other current assets	1,089,665	113,841
Restricted cash	275,000	275,000
Total current assets	20,242,474	15,610,658

Goodwill, net	73,048,084	-
Intangible assets, net	8,568,170	-
Property and equipment, net	4,408,694	645,728
Notes receivable - long-term portion	-	156,079
Other assets	537,274	40,324
Total assets	$106,804,696	$16,452,789

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$2,054,851	$286,990
Accrued expenses and other liabilities	2,018,730	414,249
Deferred revenue	246,347
Accrued dividends	169,455	278,750
Unearned grant income	9,040	12,364
Current portion of long-term debt	2,405,191	-
Total current liabilities	6,903,614	992,353

Notes and loans payable, net of discount	9,255,508	6,272,545
Total liabilities	16,159,122	7,264,898

Commitments and Contingencies

Stockholders' Equity (Deficit):
Preferred stock, $.001 par value, authorized 5,000,000 shares:
Convertible preferred stock Series A, $.001 par value; authorized - 1,000,000 shares; 25,000 shares issued and outstanding at December 31, 2010, Liquidation preference of $2,500,000	-	25
Convertible preferred stock Series A-1, $.001 par value; authorized - 5,000,000 shares; 1,000,000 shares issued and outstanding at December 31, 2011. Liquidation preference 1,479,949 common shares	1,000	-
Common stock, $.001 par value; authorized - 100,000,000 shares; 36,145,084 and 15,287,280 shares issued and outstanding at December 31, 2011 and 2010, respectively	36,146	15,287
Additional paid-in capital	269,974,789	175,276,319
Accumulated deficit	(178,903,412)	(166,096,889)
Accumulated other comprehensive loss	(462,949)	(6,851)
Total stockholders’ equity	90,645,574	9,187,891
Total liabilities and stockholders’ equity	$106,804,696	$16,452,789

QUEPASA CORPORATION AND SUBSIDIARIES
 Consolidated Statements of Operations and Comprehensive Loss

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenues	$6,296,541	$1,854,295	$11,850,852	$6,054,141
Operating Costs and Expenses:
Sales and marketing	1,008,500	289,775	1,885,998	891,980
Product development and content	4,126,512	1,966,284	9,525,068	4,774,694
Games expenses	584,253	-	1,553,450	-
General and administrative	3,047,048	1,177,034	6,599,020	6,123,083
Depreciation and amortization	603,030	64,626	1,097,867	319,779
Acquisition and restructuring costs	779,441	-	1,948,432	-
Loss on impairment of goodwill	1,409,127	-	1,409,127	-
Total Operating Costs and Expenses	11,557,911	3,497,719	24,018,962	12,109,536
Loss from Operations	(5,261,370)	(1,643,424)	(12,168,110)	(6,055,395)
Other Income (Expense):
Interest income	7,805	4,887	57,265	6,229
Interest expense	(204,199)	(151,505)	(657,184)	(603,609)
Other income (expense), net	493	543	2,211	2,125
Total Other Income (Expense)	(195,901)	(146,075)	(597,708)	(595,255)
Loss Before Income Taxes	(5,457,271)	(1,789,499)	(12,765,818)	(6,650,650)
Income taxes	-	-	-	-
Net Loss	$(5,457,271)	$(1,789,499)	$(12,765,818)	$(6,650,650)
Preferred stock dividends	-	(27,875)	(40,705)	(111,500)
Net Loss Allocable To Common Shareholders	$(5,457,271)	$(1,817,374)	$(12,806,523)	$(6,762,150)

Net Loss Per Common Share Allocable To Common Shareholders, Basic and Diluted	$(0.20)	$(0.13)	$(0.67)	$(0.52)

Weighted Average Number of Shares Oustanding, Basic and Diluted:	27,770,127	13,609,609	19,092,121	13,117,845

Net Loss	$(5,457,271)	$(1,789,499)	$(12,765,818)	$(6,650,650)
Foreign currency translation adjustment	(487,572)	(1,207)	(456,098)	(796)
Comprehensive Loss	$(5,944,843)	$(1,790,706)	$(13,221,916)	$(6,651,446)

QUEPASA CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net (Loss) to EBITDA (Loss) and Adjusted EBITDA Income (Loss)

	For the Three Months Ended		For the Three Months Ended
	December 31, 2011	Per Basic and Diluted Share	December 31, 2010	Per Basic and Diluted Share

Net Loss Allocable to Common Shareholders	$(5,457,271)	$(0.20)	$(1,817,374)	$(0.13)
Interest expense	204,199	0.01	151,505	0.01
Depreciation and amortization of property and equipment and intangible assets	603,030	0.02	64,626	0.00
Amortization of stock based compensation	1,469,637	0.05	1,160,278	0.09
EBITDA (loss)	$(3,180,405)	$(0.11)	$(440,965)	$(0.03)
Loss on impairment of goodwill	1,409,127	$0.05	-	-
Acquisition and restructuring Costs	779,441	0.03	-	-
Adjusted EBITDA (loss)	$(991,837)	$(0.04)	$(440,965)	$(0.03)

Weighted Average Number of Shares Outstanding, Basic and Dilutive	27,770,127		13,609,609

	For the Year Ended		For the Year Ended
	December 31, 2011	Per Basic and Diluted Share	December 31, 2010	Per Basic and Diluted Share	Per Diluted Share

Net Loss Allocable to Common Shareholders	$(12,806,523)	$(0.67)	$(6,762,150)	$(0.52)	$(0.33)
Interest expense	657,184	0.03	603,609	0.05	$0.03
Depreciation and amortization of property and equipment and intangible assets	1,097,867	0.06	319,779	0.02	$0.00
Amortization of stock based compensation	4,348,139	0.23	5,864,969	0.45	$0.30
EBITDA (loss)	$(6,703,333)	$(0.35)	$26,207	$0.00	$0.00
Loss on impairment of goodwill	1,409,127	$0.07	-	-	-
Acquisition and restructuring Costs	1,948,432	0.10	-	-	-
Adjusted EBITDA (loss)	$(3,345,774)	$(0.18)	$26,207	$0.00	$0.00

Weighted Average Number of Shares Outstanding, Basic	19,092,121		13,117,845

Weighted Average Number of Shares Outstanding, Diluted			19,559,264

About Quepasa Corporation

Quepasa Corporation (QPSA: NYSE Amex) is the public market leader for social discovery and owner of Latin-American platform Quepasa and North-American platform myYearbook. The company makes meeting new people fun through social games and apps, monetized through both advertising and virtual currency. In addition to Quepasa and myYearbook, the Company operates Quepasa Games, a cross-platform social game development studio. Quepasa has strong reach throughout the world, with a concentration across North and South America. Quepasa is headquartered in New Hope, Pennsylvania. For more information about the Company, go to www.quepasacorp.com, or join for free at www.Quepasa.com, myYearbook.com, or via the myYearbook app on iPhone, iPad, and Android.

Cautionary Note Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding being well positioned to capitalize on our leadership position, enhancing our growth trajectory in the upcoming quarters by offering web and mobile products to our Latin American users, and moving our users to a single platform. All statements other than statements of historical facts contained in this press release, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that Latin American users not willing to visit our site on a mobile platform, myYearbook and Quepasa users will be willing to purchase virtual currency for the various offerings, the effectiveness of the mobile software on smartphones and tablets, the risk that we are unable to monetize our mobile users, the risk that we will lose a substantial number of users after moving our users to a single rebranded platform and the risk that the Quepasa and myYearbook businesses will not be integrated successfully. Further information on our risk factors is contained in our filings with the SEC, including the Form S-4/A filed on October 4, 2011. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Important Disclosures

●
Approximately 36% and 0% of Quepasa’s revenues for the year ended and the three months ended December 31, 2011, respectively, came from one company of which a director of Quepasa is an officer or director.

Use of Non-GAAP Financial Information

On November 10, 2011, Quepasa Corporation and Insider Guides, Inc., owner of social network myYearbook, merged.  The fourth quarter and fiscal year results for Quepasa Corporation are provided, as well as certain combined operating results for Quepasa and myYearbook.  The combined revenue results give effect to the merger as if it had been completed on January 1, 2010.  The combined  revenue data is for informational purposes only and does not purport to present what our results would actually have been had the merger actually occurred on the dates presented or to project our results for any future period. The Company believes that evaluation of its financial performance can be enhanced by a presentation of combined results in order to evaluate its prior, current or future period results on a more meaningful, consistent year-over-year basis.

The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons.  The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The Company defines EBITDA as earnings (or loss) before interest expense, income taxes, depreciation and amortization, and amortization of non-cash stock-based compensation. Quepasa excludes stock-based compensation because it is non-cash in nature.  The Company defines adjusted EBITDA as EBITDA excluding non-recurring acquisition and restructuring expenses and the goodwill impairment charge. Other companies (including the Company’s competitors) may define EBITDA and adjusted EBITDA differently.

EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be considered as alternatives to net income, operating income, cash flow from operating activities, as a measure of Quepasa’s liquidity or any other financial measures.  It may not be indicative of the historical operating results of Quepasa nor is it intended to be predictive of potential future results.  Investors should not consider EBITDA and/or adjusted EBITDA in isolation or as substitutes for performance measures calculated in accordance with GAAP. See Reconciliation of GAAP Net (Loss) to EBITDA (Loss) and Adjusted EBITDA Income (Loss) for further information on these non-GAAP measures and reconciliation of GAAP Income (Loss) to EBITDA (Loss) and Adjusted EBITDA Income (Loss) for the periods indicated.

Contact:
Robin Shallow
EVP Communications & Public Relations
Quepasa Corporation
(215) 862-1162 x230
robin@myyearbook.com

Media Inquiries:
Tammy Chan
Atomic PR
(212) 699-3646
tammy@atomicpr.com

Investor Contact:
E. Brian Harvey
Vice President of Capital Markets and Investor Relations
Quepasa Corporation
(310) 801-1719
brian.harvey@quepasacorp.com
Follow us on StockTwits or Twitter at QuepasaCorp